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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of PolyOne Corporation of our report dated January 28, 2003, included in the 2002 Annual Report to the Shareholders of PolyOne Corporation.

Our audit also included the financial statement schedule of PolyOne Corporation listed in Item 15(d). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 1 on Form S-4, and in the Registration Statement (Form S-8 No. 333-48002) pertaining to the PolyOne Corporation 2000 Stock Incentive Plan of our report dated January 28, 2003, with respect to the consolidated financial statements of PolyOne Corporation incorporated herein by reference, and of our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of PolyOne Corporation.



                                                /s/ ERNST & YOUNG LLP


Cleveland, Ohio
March 25, 2003